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                                                                    EXHIBIT 2.16



                            STOCK PURCHASE AGREEMENT

                                 by and between

                          Ramsay Youth Services, Inc.,

                 Ramsay Hospital Corporation of Louisiana, Inc.

                                       and

                        Paul Ramsay Holdings Pty. Limited

                               As of May 14, 1999


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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE I. PURCHASE AND SALE OF THE SHARES.......................................................................1

         SECTION 1.01      Purchase and Sale of the Shares.......................................................1
         SECTION 1.02      Purchase Price........................................................................1
         SECTION 1.03      Delivery of the Shares................................................................1

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................2

         SECTION 2.01      Corporate Existence and Power.........................................................2
         SECTION 2.02      Corporate Authorization...............................................................2
         SECTION 2.03      No Legal Bar; Conflicts...............................................................2
         SECTION 2.04      Capitalization; Ownership of Shares...................................................3
         SECTION 2.05      Subsidiaries..........................................................................3
         SECTION 2.06      Liquidation; No Conduct of Business...................................................3
         SECTION 2.07      Absence of Certain Changes............................................................4
         SECTION 2.08      Financial Statements..................................................................4
         SECTION 2.09      No Undisclosed Material Liabilities...................................................4
         SECTION 2.10      Litigation............................................................................5
         SECTION 2.11      Taxes.................................................................................5
         SECTION 2.12      Employees.............................................................................5
         SECTION 2.13      Compliance with Laws..................................................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................6

         SECTION 3.01      Corporate Existence and Power.........................................................6
         SECTION 3.02      Corporate Authorization...............................................................6
         SECTION 3.03      Non-Contravention.....................................................................6

ARTICLE IV. CLOSING..............................................................................................6

         SECTION 4.01      Time and Place of Closing.............................................................6
         SECTION 4.02      Payment for the Shares................................................................7

ARTICLE V. CONDITIONS TO THE SELLER'S AND THE COMPANY'S OBLIGATIONS TO CLOSE.....................................7

         SECTION 5.01      No Litigation ........................................................................7
         SECTION 5.02      Representations, Warranties and Covenants.............................................7



ARTICLE VI. CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE....................................................7

         SECTION 6.01      No Litigation.........................................................................7
         SECTION 6.02      Representations, Warranties and Covenants.............................................7
         SECTION 6.03      Sale of all the Shares................................................................7
         SECTION 6.04      Delivery of the Shares and Minutes....................................................7
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         SECTION 6.05      Consents..............................................................................8

ARTICLE VII. INDEMNIFICATION.....................................................................................8

         SECTION 7.01      Indemnification by the Seller.........................................................8
         SECTION 7.02      Indemnification by the Purchaser......................................................8
         SECTION 7.03      Procedure for Indemnification.........................................................8

ARTICLE VIII. MISCELLANEOUS.....................................................................................10

         SECTION 8.01      Notices..............................................................................10
         SECTION 8.02      Successors and Assigns...............................................................10
         SECTION 8.03      Survival of Representations..........................................................11
         SECTION 8.04      Governing Law........................................................................11
         SECTION 8.05      Further Assurances...................................................................11
         SECTION 8.06      Invalidity...........................................................................11
         SECTION 8.07      Counterparts; Effectiveness..........................................................11
         SECTION 8.08      Entire Agreement.....................................................................11
         SECTION 8.09      Tax Returns..........................................................................11
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                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT ("Agreement") made as of the 14th day of May, 1999, by and between Ramsay Hospital Corporation of Louisiana, Inc., a Delaware corporation (the "Company"), Paul Ramsay Holdings Pty. Limited, an Australian corporation (the "Seller"), and Ramsay Youth Services, Inc., a Delaware corporation (the "Purchaser").

                                   WITNESSETH:

                  WHEREAS, the Seller is the holder of all of the issued and outstanding shares of capital stock of the Company (the "Shares");

                  WHEREAS, pursuant to that certain Asset Purchase Agreement, by and among Dynamic Health, Inc., the Company and certain other parties, dated August 10, 1992 (the "Asset Purchase Agreement"), the Company sold all or substantially all of its assets; and

                  WHEREAS, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, all of the Shares held by such Seller, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                         PURCHASE AND SALE OF THE SHARES

                  1.01 PURCHASE AND SALE OF THE SHARES. (a) Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, on the Closing Date and at the time and place of Closing referred to in Article IV below, the Seller agrees to sell, assign and convey to the Purchaser, free and clear of all Liens, and the Purchaser agrees to purchase, acquire and accept from the Seller, all of the Shares.

                  1.02 PURCHASE PRICE. The aggregate purchase price (the "Purchase Price") for the Shares to be delivered at the Closing is $700,000, payable as provided in Section 4.2 hereof by delivery to the Seller of a wire transfer in immediately available funds to an account(s) designated by the Seller or by a certified or official bank check(s).

                  1.03 DELIVERY OF THE SHARES. At the Closing, the Seller shall deliver the Shares to the Purchaser by delivering certificates representing the Shares along with stock powers duly endorsed in blank, each such certificate to be accompanied by any requisite stock transfer tax stamps.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER

                  The Company and the Seller, jointly and severally, hereby represent and warrant to, and covenant and agree with, the Purchaser, as of the date hereof and as of the Closing Date, that:

                  2.01 CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly





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existing and in good standing under the laws of the State of Delaware. The
Company is not required by applicable law to be qualified to do business as a foreign corporation. The Company has heretofore made available to the Purchaser true and complete copies of the Company's articles of incorporation and bylaws as currently in effect, including all amendments thereto and restatements thereof, and of the corporate minutes and the stock record books of the Company.

                  2.02 CORPORATE AUTHORIZATION. (a) The execution and delivery by the Company of this Agreement and each other instrument or document required to be executed and delivered by the Company pursuant hereto, the performance by the Company of its covenants and agreements hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and shareholder action. This Agreement and each other instrument other document required to be executed and delivered by the Company pursuant hereto constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                           (b) The Seller has all necessary power, authority and
legal right to execute and deliver this Agreement and each other instrument or document required to be executed and delivered by the Seller pursuant hereto and to perform the Seller's covenants and agreements hereunder and thereunder, and this Agreement and each other instrument or document required to be executed and delivered by the Seller pursuant hereto constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms.

                  2.03 NO LEGAL BAR; CONFLICTS. (a) Neither the execution and delivery of this Agreement or any other instrument or document required to be executed and delivered by the Company pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, (i) violate or will violate any provision of the articles of incorporation or bylaws of the Company, (ii) contravene, conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any material agreement or other instrument binding upon the Company or any license, franchise, permit or other similar authorization held by the Company, or (iv) result in the creation or imposition of any Lien on any asset of the Company. No consents, approvals or authorizations of, or designations, registrations, declarations or filings with or notices to, any Governmental Authority or any other person or entity (including, without limitation, pursuant to the terms of any contracts, agreements, licenses, leases, arrangements and other documents to which the Company is a party, or permits, licenses, approvals, franchises and authorizations issued to the Company by any Governmental Authority) are required in connection with the execution and delivery of this Agreement or any other instrument or document required to be executed and delivered by the Company pursuant hereto, or the consummation of the transactions contemplated hereby or thereby.

                           (b) Neither the execution and delivery of this
Agreement or any other instrument or document required to be executed and delivered by the Seller pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, (i) contravene, conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Seller, (ii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Seller or to a loss of any benefit to which the Seller is entitled under any material agreement or other instrument binding upon the Seller or any license, franchise, permit or other similar authorization held by the Seller, or (iii) result in the creation or imposition of any Lien on any asset of the Seller. No consents, approvals or authorizations of, or designations, registrations, declarations or filings with or notices to, any Governmental Authority or any other person or entity are required in connection with the execution and delivery of this Agreement or any other instrument or document required to be executed and delivered by the Seller pursuant hereto, or the consummation of the transactions contemplated hereby or thereby.

                  2.04 CAPITALIZATION; OWNERSHIP OF SHARES. The authorized capital stock of the Company consists of 100 shares of common stock, without par value. As of the date hereof, there are outstanding 100 Shares, constituting all of the outstanding shares of capital stock of the Company. The Shares have been duly authorized




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and validly issued and are fully paid and nonassessable and are owned beneficially and of record by the Seller, free and clear of all Liens. There are no outstanding subscriptions, warrants, options, calls, commitments or other rights or agreements to which either the Company or the Seller is subject to or bound relating to the issuance, sale, transfer or redemption of shares of capital stock or other securities of the Company. There are no agreements or understandings concerning the issuance, voting, transfer, acquisition or disposition of shares of capital stock or other securities of the Company, except pursuant to this Agreement. No shares of capital stock or other securities of the Company are reserved for any purpose.

                           (b) The Seller owns all of the Shares free and clear
of all Liens (including without limitation any restriction on the right to vote, sell or otherwise dispose of the Shares), and the Seller has the unrestricted right to transfer the Shares owned by such Seller to the Purchaser and, upon transfer of the Shares to the Purchaser hereunder, the Purchaser will acquire good, valid and marketable title to such Shares, free and clear of all Liens.

                  2.05 SUBSIDIARIES. The Company does not have any Subsidiaries.

                  2.06 LIQUIDATION; NO CONDUCT OF BUSINESS. The Company is in the process of winding up its business and affairs and will take all actions necessary to wind up its affairs as soon as practicable following the date of this Agreement. The Company has not conducted any business as of the effective date of the Asset Purchase Agreement and shall not conduct any business after the date of this Agreement (other than actions necessary to wind up its affairs).

                  2.07 ABSENCE OF CERTAIN CHANGES. Except as set forth in
SCHEDULE 2.10 hereto or in the Financial Statements, as of the effective date of the Asset Purchase Agreement, there has not been and, as of the date hereof, there shall not be:

                           (a) any event, occurrence or development or state of
circumstances or facts which affects or relates to the Company, which has had or would reasonably be expected to have a Material Adverse Effect;

                           (b) any declaration, setting aside or payment of any
dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

                           (c) any amendment of any material term of any
outstanding security of the Company;

                           (d) any incurrence, assumption or guarantee by the
Company of any indebtedness for borrowed money;

                           (e) any creation or assumption by the Company of any
Lien on any material asset;

                           (f) any making of any loan, advance or capital
contributions to or investment in any Person;

                           (g) any change in any method of accounting or
accounting practice by the Company, except for any such change required by reason of a concurrent change in generally accepted accounting principles; or

                           (h) any (i) grant of any severance or termination pay
to any director or officer of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer





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of the Company, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in compensation, bonus or other benefits payable to directors or officers of the Company.

                  2.08 FINANCIAL STATEMENTS. Schedule 2.08 contains true and complete copies of the unaudited balance sheet and statement of income of the Company as at and for the 11-month period ending May 14, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except for the absence of footnotes and normally reoccurring year-end adjustments) and present fairly, in all material respects, the financial condition of the Company as of the date thereof and results of its operations for the period then ended in accordance with generally accepted accounting principles consistently applied.

                  2.09 NO UNDISCLOSED MATERIAL LIABILITIES. Except as set forth on SCHEDULE 2.10 hereto or in the Financial Statements, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

                  2.10 LITIGATION. Except as set forth on SCHEDULE 2.10 hereto, there are no claims, disputes, actions, suits, arbitrations, investigations or proceedings pending or, to the knowledge of the Company or the Seller, threatened against or affecting the Company, any of its properties or the Seller with respect to the Shares, before any court or arbitrator or any governmental body, agency or official.

                  2.11 TAXES. The Company has filed or caused to be filed on a timely basis, all federal, state, local, foreign and other tax returns, reports and declarations (collectively, "Tax Returns") required to be filed by it through the date hereof. Except as set forth on SCHEDULE 2.10 hereto or in the Financial Statements, the Company has paid all taxes, including, but not limited to, income, estimated, excise, franchise, gross receipts, capital stock, profits, stamp, occupation, sales, use, transfer, value added, property (whether real, personal or mixed) and other taxes, and interest, penalties, fines, costs and assessments (collectively, "Taxes"), shown as due and payable on such Tax Returns (whether or not reflected thereon). There are no tax liens on any of the properties or assets, real, personal or mixed, tangible or intangible, of the Company. Except as set forth on SCHEDULE 2.10 or in the Financial Statements, no written inquiries or notices have been received by the Company or the Seller from any taxing authority with respect to possible claims for Taxes, neither the Company nor the Seller has any reason to believe that such an inquiry or notice is pending or threatened, and, to the best of the knowledge of the Company and the Seller, there is no basis for any additional claims or assessments for Taxes. Neither the Company nor the Seller has agreed to the extension of the statute of limitations with respect to any Tax Return or tax period. The Company has made available to the Purchaser copies of the Tax Returns relating to federal and state Taxes based on income filed by it for the past three years and for all other past periods as to which the appropriate statute of limitations has not lapsed.

                  2.12 EMPLOYEES. The Company does not have any employees nor does it have any liabilities or obligations under any Employee Plans. "Employee Plans" shall mean each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. For purposes of this Section, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code.

                  2.13 COMPLIANCE WITH LAWS. The Company is not in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, have a Material Adverse Effect. Except as set forth on SCHEDULE 2.10 hereto or in the Financial Statements, neither the Company nor the Seller has any knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing.




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                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to, and covenants and agrees with, the Company and the Seller, as of the date hereof and as of the Closing Date, that:

                  3.01 CORPORATE EXISTENCE AND POWER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

                  3.02 CORPORATE AUTHORIZATION. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate and shareholder action. This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms.

                  3.03 NO LEGAL BAR; CONFLICTS. Neither the execution and delivery of this Agreement or any other instrument or document required to be executed and delivered by the Purchaser pursuant hereto, nor the consummation of the transactions contemplated hereby or thereby, (i) violate or will violate any provision of the articles of incorporation or bylaws of the Purchaser, (ii) contravene, conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Purchaser, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Purchaser or to a loss of any benefit to which the Purchaser is entitled under any material agreement or other instrument binding upon the Purchaser or any license, franchise, permit or other similar authorization held by the Purchaser, or (iv) result in the creation or imposition of any Lien on any asset of the Purchaser. No consents, approvals or authorizations of, or designations, registrations, declarations or filings with or notices to, any Governmental Authority or any other person or entity are required in connection with the execution and delivery of this Agreement or any other instrument or document required to be executed and delivered by the Purchaser pursuant hereto, or the consummation of the transactions contemplated hereby or thereby.

                                   ARTICLE IV

                                     CLOSING

                  4.01 TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Shares (the "Closing") shall be held at 10:00 A.M. at the offices of Haythe and Curley, 237 Park Avenue, New York, New York within five business days after the conditions precedent set forth in Articles V and VI have been satisfied or waived, or, in any event, at such other time, date and place as the parties shall mutually agree (the "Closing Date").

                  4.02 PAYMENT FOR THE SHARES. The Purchaser shall pay to the Seller the Purchase Price as set forth in Section 1.02 hereof on the earlier of
(i) September 1, 1999 or (ii) the date upon which the Purchaser and Correction Properties Trust shall have concluded that certain sale/leaseback transaction with respect to the Purchaser's Benchmark Youth Residential Facility to the satisfaction of the agent of the Purchaser's lenders in its sole discretion.





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                                    ARTICLE V

        CONDITIONS TO THE SELLER'S AND THE COMPANY'S OBLIGATIONS TO CLOSE

                  5.01 NO LITIGATION. No action, suit or proceeding against the Company, the Seller or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement, including without limitation any governmental action seeking to delay or enjoin any such transactions, shall be pending or threatened.

                  5.02 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by the Purchaser herein shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the date of the Closing. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the date of the Closing shall have been duly complied with and performed.



                                   ARTICLE VI

               CONDITIONS TO THE PURCHASER'S OBLIGATION TO CLOSE

                  6.01 NO LITIGATION. No action, suit or proceeding against the Company, the Seller or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement, including without limitation any governmental action seeking to delay or enjoin any such transactions, shall be pending or threatened.

                  6.02 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties made by each of the Company and the Seller herein shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made as of the date of the Closing. All the terms, covenants and conditions of this Agreement to be complied with and performed by each of the Company and the Seller on or before the date of the Closing shall have been duly complied with and performed.

                  6.03 SALE OF ALL THE SHARES. All the Shares to be sold and delivered to the Purchaser at the Closing shall be free and clear of all Liens.

                  6.04 DELIVERY OF THE SHARES AND MINUTES. The Purchaser shall have received, at the Closing, one or more original certificates in negotiable form, representing the Shares. Each such certificate evidencing the Shares shall be duly endorsed in blank, or be accompanied by stock transfer powers duly executed in blank, and shall be accompanied by all requisite documentary or stock transfer taxes affixed thereto. The Purchaser shall also have received, on or before the Closing, the minute books and all other records of stockholdings and stock transfers for the Company.

                  6.05 CONSENTS. The Purchaser shall have received evidence satisfactory to it of receipt by the Company and the Seller of all necessary consents of third parties under the contracts, agreements, leases and other instruments of the Company, which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser or the Company. In addition, the Purchaser shall have obtained all corporate and all third party consents, including consents of lenders, approvals or authorizations, if any, necessary or desirable for the consummation of the transactions contemplated by this Agreement.







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                                   ARTICLE VII

                                 INDEMNIFICATION

                  7.01 INDEMNIFICATION BY THE SELLER. The Seller shall indemnify and hold harmless the Purchaser (and its employees, officers, directors, stockholders, agents and representatives) (collectively, the "Purchaser Indemnified Parties") from and against any and all losses, claims, taxes, assessments, demands, damages, liabilities, obligations, costs and/or expenses whatsoever which are sustained or incurred by any of the Purchaser Indemnified Parties, including, without limitation, any fees and disbursements of counsel incurred by the Purchaser, to the extent sustained or incurred by reason of (a) the breach by the Company or the Seller of any of their respective obligations, covenants or provisions of this Agreement, (b) the inaccuracy of any of the representations or warranties made by the Company or the Seller in this Agreement or in any certificate delivered to the Purchaser pursuant hereto by the Company or the Seller or (c) any claims of indemnification made under the Asset Purchase Agreement against the Company or the Purchaser by a third party.

                  7.02 INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify and hold harmless the Seller (and its employees, officers, directors, stockholders, agents and representatives) (collectively, the "Seller Indemnified Parties") from and against any and all losses, claims, taxes, assessments, demands, damages, liabilities, obligations, costs and/or expenses whatsoever which are sustained or incurred by the Seller, including, without limitation, any fees and disbursements of counsel incurred by the Seller, to the extent sustained or incurred by reason of (a) the breach by the Purchaser of any of its obligations, covenants or provisions of this Agreement or (b) the inaccuracy of any of the representations or warranties made by the Purchaser in this Agreement or in any certificate delivered to the Seller or the Company pursuant hereto by the Purchaser.

                  7.03 PROCEDURE FOR INDEMNIFICATION. (a) In the event that any party hereto shall incur (or anticipate that it may incur in the case of third party claims) any damages in respect of which indemnity may be sought by such person pursuant to this Section (each, an "Indemnification Matter"), the party indemnified hereunder (the "Indemnitee") shall notify the party(s) providing indemnification (collectively, the "Indemnitor") by sending a written Indemnity Notice (as hereinafter defined); and in the case of third party claims, an Indemnity Notice shall be given within 60 days after the discovery by the Indemnitee of the filing or assertion of any claim against the Indemnitee stating the nature and basis of such claim; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability, except to the extent that the Indemnitor demonstrates that the defense of such action is materially prejudiced by such delay or failure to notify. Any notice of indemnification hereunder (each, an "Indemnity Notice") will (i) provide (with reasonable specificity) the basis on which indemnification is being asserted, (ii) set forth the amount (or then current estimate thereof) of damages for which indemnification is being asserted, if known, and (iii) in the case of third party claims, be accompanied by copies of all relevant pleading, demands and other papers served on or delivered to the Indemnitee.

                  (b) In the case of third party claims the Indemnitee shall give the Indemnitor a reasonable opportunity (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee (provided such are diligently pursued in a professional manner), (ii) to take all other reasonable steps or proceedings to settle or defend any such claims, provided that the Indemnitor shall not settle any such claim without the prior written consent of the Indemnitee, and (iii) to employ counsel selected by the Indemnitor, who shall be satisfactory to the Indemnitee, to contest any such claim or litigation resulting therefrom in the name of the Indemnitee or otherwise. The Indemnitor shall, within 20 days of receipt of an Indemnity Notice of such claim (the "Indemnity Notice Period"), notify the Indemnitee in writing of its intention to assume the defense of such claim. If defendants in any action include the Indemnitee and the Indemnitor, and the Indemnitee shall have been advised by its counsel in writing that there are legal defenses available to the Indemnitee which are materially different from or in addition to those available to the Indemnitor, the Indemnitee shall have the right to employ its own counsel in such action, and, in such event, the fees and expenses of such counsel shall be borne by the Indemnitor. If the Indemnitor does not deliver to the Indemnitee within the Indemnity Notice Period written notice that the Indemnitor will assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against any such claim or litigation in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate. The costs, fees and expenses of all proceedings, contests or lawsuits with respect to such claims shall be borne by the Indemnitor. Within 10 days after the occurrence of a final determination with respect to a third party claim, the Indemnitor shall pay the Indemnitee




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

the amount of damages incurred by the Indemnitee. In the event that liability hereunder does not involve a third party claim, the Indemnitor and the Indemnitee shall determine as expeditiously as practicable the amount of damages incurred to the date of such determination (the "Determination Amount"). The Indemnitor shall within 30 days after the date of an Indemnity Notice pay to the Indemnitee the Determination Amount and shall thereafter pay any other damages on demand.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.01 NOTICES. All notices, requests and other communications hereunder shall be in writing and delivered personally, sent by telecopy, sent by Federal Express or other recognized overnight carrier, or sent by registered or certified mail, postage prepaid, as follows:

                  (1) If to the Purchaser (or the Company after the
                      Closing), to:

                                 Ramsay Youth Services, Inc.
                                 One Alhambra Plaza
                                 Suite 750
                                 Coral Gables, Florida  33134
                                 Telephone: (305) 569-6993
                                 Telecopy: (305) 569-4647
                                 Attention: President

                  (2) If to the Company prior to the Closing, to:

                                 Ramsay Hospital Corporation of Louisiana, Inc. c/o Paul Ramsay Holdings Pty. Limited
                                 154 Pacific Highway, 9th Floor
                                 Saint Leonards NSW 2065
                                 Australia
                                 Telephone: 011-612-9433-3444
                                 Telecopy: 011-612-9433-3460
                                 Attn.: President

                  (3) If to the Seller, to:

                                 Ramsay Health Care Pty. Limited
                                 154 Pacific Highway, 9th Floor
                                 Saint Leonards NSW 2065
                                 Australia

                                 Telephone: 011-612-9433-3444
                                 Telecopy 011-612-9433-3460
                                 Attn.:  President

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section.

                  8.02 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure




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

to the benefit of the parties hereto and their respective successors and assigns.

                  8.03 SURVIVAL OF REPRESENTATIONS. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto.

                  8.04 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware.

                  8.05 FURTHER ASSURANCES. Each of the Seller and the Company, on the one hand, and the Purchaser, on the other hand, shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other to carry out and consummate, and otherwise give effect to, the transactions contemplated by this Agreement.

                  8.06 INVALIDITY. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

                  8.07 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                  8.08 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

                  8.09 TAX RETURNS. It is understood and agreed by the parties hereto that the Purchaser shall be responsible for the preparation and filing of all tax returns of the Company covering periods that end on the Closing Date, and shall be responsible for the payment of all taxes shown on such tax returns. In addition, the Purchaser agrees to include the Company in all consolidated tax returns for periods that include the day after the Closing Date.

                                      * * *






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



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                      RAMSAY YOUTH SERVICES, INC.

                                      By:
                                         ---------------------------------------
                                          Title: Vice President


                                      RAMSAY HOSPITAL CORPORATION OF
                                        LOUISIANA, INC.

                                      By:
                                         ---------------------------------------
                                          Title:


                                      PAUL RAMSAY HOLDINGS PTY. LIMITED

                                      By:
                                         ---------------------------------------
                                          Title: Director


















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




                                                                         Annex A

                              INDEX OF DEFINITIONS

         "Asset Purchase Agreement" shall have the meaning set forth in the recitals hereto.

         "Closing" shall have the meaning set forth in Section 4.01 hereof.

         "Closing Date" shall have the meaning set forth in Section 4.01 hereof.

         "Determination Amount" shall have the meaning set forth in Section 7.03 hereof.

         "Employee Plans" shall have the meaning set forth in Section 2.11 hereof.

         "ERISA" shall have the meaning set forth in Section 2.11 hereof.

         "Governmental Authority" shall mean the collective reference to any court, tribunal, government, or governmental or administrative agency, authority or instrumentality, federal, state or local, or domestic or foreign.

         "Indemnification Matter" shall have the meaning set forth in Section
7.03 hereof.

         "Indemnitee" shall have the meaning set forth in Section 7.03 hereof.

         "Indemnitor" shall have the meaning set forth in Section 7.03 hereof.

         "Indemnity Notice" shall have the meaning set forth in Section 7.03 hereof.

         "Indemnity Notice Period" shall have the meaning set forth in Section
7.03 hereof.

         "Liens" shall mean all liens, mortgages, pledges, charges, security interests, covenants, easements, restrictions, adverse claims or other encumbrances of any kind whatsoever and howsoever arising.

         "Material Adverse Effect" shall mean a material adverse effect, individually or in the aggregate, on the properties, assets or condition (financial or other) of the Company.

         "Purchase Price" shall have the meaning set forth in Section 1.02 hereof.

         "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 7.01 hereof.

         "Shares" shall have the meaning set forth in the recitals hereof.

         "Subsidiary" of any person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such person, and (ii) any partnership of which such person is a general partner.





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




         "Tax Returns" shall have the meaning set forth in Section 2.10 hereof.

         "Taxes" shall have the meaning set forth in Section 2.10 hereof.












































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